Contact:

Gloria Quinn

HighWater Group PR

(212) 338-0077 x. 310

gloria@highwatergroup.com

FOR IMMEDIATE RELEASE

EIDOS INTERACTIVE AND MAJESCO ENTERTAINMENT PARTNER

FOR EUROPEAN DISTRIBUTION DEAL

Eight New Titles to Launch in PAL Territories by the Summer

EDISON, NJ, April 18, 2007 – Majesco Entertainment Company (NASDAQ: COOL), an innovative provider of video games and digital entertainment products for the mass market, today announced a partnership with Eidos Interactive to distribute a number of new titles to PAL territories.

The partnership will predominantly focus on Nintendo DS™ titles including: Cake Mania™, The New York Times Crosswords, MechAssault®: Phantom War and Nancy Drew™: The Deadly Secret of Olde World Park, and several unannounced Wii™ and DS console titles.

“There is an obvious synergy between Eidos’ focus on the casual games market and Majesco’s expertise in this field,” said Ian Livingstone, Product Acquisition Director, Eidos. “This is just the start of an exciting relationship with Majesco and furthers our commitment to casual games.”

"This partnership with Eidos provides us with a focus that our mass market games will really benefit from, and is a natural progression in our company’s evolution. It’s also a fantastic opportunity to work with some of the best professionals in the industry while benefiting from a proven international distribution network,” said Jason Dutton, Managing Director, Majesco Entertainment International.

Eidos and Majesco will launch eight new titles by this summer and have more than 15 other titles in the pipeline.

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About Eidos Interactive Ltd

Eidos Interactive Ltd is part of SCi Entertainment Group Plc (SEG) one of the world's leading publishers and developers of entertainment software. Eidos consists of publishing operations across Europe and the US and several development studios including Crystal Dynamics, IO Interactive, Beautiful Game Studios, Eidos Studios Hungary, Eidos Sweden and Pivotal Games. The Group has a valuable combined portfolio of intellectual property including: Tomb Raider, Hitman, Deus Ex, Championship Manager, Carmageddon, Battlestations: Midway, the Conflict series and Just Cause.

Some of the titles currently in development include: Kane & Lynch: Dead Men, Crossfire and Highlander.

About Majesco Entertainment Company

Headquartered in Edison, NJ, with an international office based in Bristol, UK, Majesco Entertainment Company (NASDAQ: COOL) is an innovative provider of video games and digital entertainment products for the mass market, with a focus on publishing video games for leading portable systems and the Wii™ console.  Current product line highlights include Cake Mania™ for the Nintendo DS™, Cooking Mama: Cook Off for the Wii™ console and JAWS™ Unleashed. More information about Majesco can be found online at www.majescoentertainment.com and www.majescoeurope.com.

For further information please contact:

Chris Glover | Head of Communications | Eidos

T: + 44 (0) 208 6363 3000 E: chrisg@eidos.co.uk

John Merchant | Marketing Manager International | Majesco Entertainment International.

T: +44 (0) 117 373 6151 E: Jmerchant@majescoentertainment.com

Safe Harbor

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology.  The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors.  These factors include but are not limited to, the demand for our products; our ability to complete and release our products in a timely fashion; competitive factors in the businesses in which we compete; continued consumer acceptance of our products and the gaming platforms on which our products operate; fulfillment of orders preliminarily made by customers; adverse changes in the securities markets and the availability of and costs associated with sources of liquidity.  The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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